================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 6, 2003



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-19294                    51-0265872
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)                  Identification
   incorporation)                                                 Number)



        7733 Forsyth Boulevard
              17th Floor
         St. Louis, Missouri                               63105
(Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422


================================================================================

Item 7.        Financial Statements and Exhibits.

(c) Exhibits

     The following exhibits are furnished pursuant to Item 9 and Item 12 hereof and should not be deemed to be "filed" under the Securities Exchange Act of 1934:

               99.1 Press release dated May 6, 2003, announcing our earnings for the 1st quarter 2003

               99.2 The script for a conference  call held by the  registrant on
                    May 6, 2003


Item 9.        Regulation FD Disclosure.

     The information in Exhibits 99.1 and 99.2 is incorporated herein by reference.

     The following information required to be reported under Item 12 of this Current Report on Form 8-K (the "Report") pursuant to Securities and Exchange Commission (the "Commission") Release No. 33-8176 is disclosed herein under
Item 9 of this Report in accordance with Commission Release No. 33-8216.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2003

                                       REHABCARE GROUP, INC.



                          By:/s/Vincent L. Germanese
                                -----------------------------------------------
                                Vincent L. Germanese
                                Senior Vice President, Chief Financial Officer
                                    and Secretary

                                  EXHIBIT INDEX

Exhibit No.       Description

99.1 Press release dated May 6, 2003, announcing our earnings for the 1st quarter 2003

99.2 The script for a conference call held by the registrant on May 6, 2003

                                                                    Exhibit 99.1
                    CONTACT:  RehabCare Group, Inc.
                              Alan C. Henderson
                              Chief Executive Officer
                              Vincent L. Germanese
                              Chief Financial Officer
                              James M. Douthitt
                              Chief Accounting Officer
                              Betty Cammarata
                              Director-Investor Relations
                              (314) 863-7422
                                     or
                              FD Morgen-Walke:
                                   Gordon McCoun/Lanie Fladell
                              Press: Sean Leous
                              (212) 850-5600
FOR IMMEDIATE RELEASE
Tuesday, May 6, 2003

REHABCARE REPORTS FIRST QUARTER 2003 REVENUES OF $138.8 MILLION AND DILUTED EPS OF $0.25

     ST. LOUIS, MO, May 6, 2003--RehabCare Group, Inc. (NYSE:RHB) today announced results for its first quarter ended March 31, 2003.

     Operating revenues for the quarter increased to $138.8 million from $138.2 million in the first quarter of 2002. Net earnings for the quarter were $4.0 million, unchanged from earnings reported in the first quarter of 2002. Diluted earnings per share were $0.25 compared to $0.22 in the year-ago quarter, an increase of 11.3 percent. Diluted shares outstanding decreased by 9.7 percent from last year's first quarter, primarily due to the repurchase of 1.7 million shares under the stock repurchase program, which was completed in the second half of 2002.

     In the hospital rehabilitation services division, which is comprised of the inpatient and outpatient segments, revenues for the quarter increased by 5.1 percent to $46.2 million from $43.9 million in the first quarter of 2002. Operating earnings (earnings before interest and income taxes) for the division grew by 6.2 percent to $7.1 million in the first quarter of 2003 from $6.7 million in the same period last year. Improved profitability within the inpatient segment compared to last year was partially offset by lower margins in the outpatient business.

- In the inpatient segment, first quarter revenues increased 7.5 percent to $34.1 million compared to $31.8 million in last year's first quarter as a result of net new openings in 2002 and higher revenue per location.


- First quarter revenues in the outpatient segment fell slightly to $12.0 million compared to $12.1 million in last year's first quarter. The decline in revenues was the result of fewer locations than a year ago as the Company exited smaller, less productive programs.

     In the contract therapy division,  revenues for the first quarter increased
32.1 percent to $30.9 million compared to $23.4 million in last year's first quarter. The increase in revenues reflects continued growth in the number of locations and higher revenues per location. Operating earnings for the division were $1.7 million in the first quarter of 2003, up 11.5 percent from $1.6 million for the year-ago quarter. The year-over-year growth in operating earnings reflects a significant increase in the number of locations offset by higher labor and related costs, the greater use of higher cost contract labor, and pressure on contract pricing.

     Revenues in the staffing division were $62.1 million for the first quarter of 2003 compared to $70.9 million in the year-ago quarter. The operating loss for the first quarter of 2003 was $2.0 million, up 18.8 percent from a $1.7 million operating loss in the first quarter of 2002. Included in this year's first quarter results was an $800,000 loss associated with the previously announced consolidation of smaller branches.

-    In supplemental  staffing,  revenues for the first quarter of 2003 declined
     23.0 percent to $35.4 million compared to $46.0 million in last year's first quarter. Gross profit margin for the first quarter was 20.3 percent compared to 22.5 percent in the comparable quarter last year.

- Travel staffing ended the first quarter with revenues of $26.7 million, an increase of 7.3 percent compared to $24.9 million in last year's first quarter. Increases in weeks worked, for the most part, are responsible for the change. The gross profit margin decreased to 19.8 percent compared to
     21.3 percent in the comparable quarter last year.

     Alan Henderson, chief executive officer, commented, "Each of our divisions is facing significant margin pressures related to higher salary-related costs, such as workers compensation, health and professional liability insurance. In our hospital rehabilitation services division, we are pleased with the growth in revenues and earnings and see significant opportunities to expand the size of our current programs with existing customers as well as add new and larger programs to our portfolio of clients. Our unique integrated inpatient and outpatient service offering is enabling us to extend our client relationships into larger programs for longer terms."

     Mr. Henderson continued, "Our contract therapy division continues to show excellent growth through openings of new locations, ending the quarter with 25 percent more locations than a year ago. Finally, our staffing division results reflect continued efforts by healthcare providers to reduce use of agency staff."

     Mr. Henderson added, "Despite our reduced staffing volumes and the challenging pricing environment for all our divisions, our balance sheet remains debt-free and our operations are generating more than sufficient cash to allow investment in the business drivers that will provide the greatest returns for our shareholders."

     RehabCare Group, Inc., headquartered in St. Louis, is a leading provider of program management of inpatient rehabilitation and skilled nursing units, outpatient therapy programs, contract therapy services and temporary healthcare staffing services in conjunction with over 7,000 hospitals, nursing homes and other long-term care facilities throughout the United States. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 Indices.

     A listen-only simulcast of RehabCare's first quarter conference call will be available on the Company's web site at www.rehabcare.com and online at www.companyboardroom.com beginning at 10:00 A.M. Eastern time today. A telephonic replay of the call will be available beginning at 1:30 P.M. Eastern time today. The dial-in number for the replay is (320) 365-3844 and the access code is 682288.

     This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the effect and timing of additional corrective actions that may be taken in supplemental staffing, fluctuations in occupancy of and use of staffing agencies by the Company's hospital and long-term care clients, changes in and compliance with governmental reimbursement rates, regulations or policies, the inability to attract new client relationships or to retain existing client relationships, the inability, or additional costs, to attract operational and professional employees, the adequacy and effectiveness of operating and administrative systems, litigation risks, including an inability to predict the ultimate costs and liabilities or the disruption of RehabCare Group's operations, competitive effects on pricing and margins, and general economic conditions.


NOTE: More information on RehabCare Group can be found on the World Wide Web at http://www.rehabcare.com.


                                    - MORE -

REHABCARE REPORTS FIRST QUARTER 2003 REVENUES OF $138.8 MILLION AND DILUTED EPS OF $0.25

                I. Condensed Consolidated Statements of Earnings
                ------------------------------------------------
                  (Amounts in thousands, except per share data)

                                            Three Months Ended
                                                 March 31,
                                     ---------------------------------
                                                                 %
                                        2003         2002     Change
                                        ----         ----     ------
Operating revenues                    $138,842     $138,229     0.4
Costs & expenses
 Operating                             104,690      102,826     1.8
 Selling, general & administrative
    Divisions                           18,290       18,980    (3.6)
    Corporate                            6,796        7,946   (14.5)
 Depreciation & amortization             2,239        1,925    16.3
                                       -------      -------
    Total costs & expenses             132,015      131,677     0.3
                                       -------      -------

Operating earnings net                   6,827        6,552     4.2

Other income, net                          (20)           3     N/M

Interest expense, net                     (151)         (59)  155.9
                                       -------      -------

Earnings before income taxes             6,656        6,496     2.5

Income taxes                             2,612        2,468     5.8
                                       -------      -------

Net earnings                           $ 4,044      $ 4,028     0.4
                                       =======      =======

Diluted earnings per share             $  0.25      $  0.22    11.3

Weighted average diluted
   shares outstanding                   16,443       18,211    (9.7)
N/M: Not Meaningful

                    II. Condensed Consolidated Balance Sheets
                    -----------------------------------------
                             (Amounts in thousands)

                                          March 31, December 31,
                                           2003            2002
                                        ----------      ----------
Assets
Cash & short-term investments           $ 13,284        $  9,584
Accounts receivable, net                  89,693          87,221
Deferred tax asset                         3,928           2,529
Other current assets                       3,709           6,122
                                        --------        --------
 Total current assets                    110,614         105,456

Equipment, net                            18,843          19,844
Excess cost of net assets acquired, net  101,685         101,685
Other assets                               7,846           8,545
                                        --------        --------
                                        $238,988        $235,530
                                        ========        ========

Liabilities & Stockholders' Equity
Payables & accruals                     $ 36,674        $ 37,610
Other non-current liabilities              9,607           9,306
Stockholders' equity                     192,707         188,614
                                        --------        --------
                                        $238,988        $235,530
                                        ========        ========

                                    - MORE -

                     III. Operating Statistics
                     -------------------------
             (Revenues and Operating Earnings in 000's)

                                       Three Months Ended
                                    3/31/03          3/31/02
                                    -------          -------

Hospital Rehabilitation Services
--------------------------------
Revenues
  Inpatient                         $34,137          $31,769
  Outpatient                         12,022           12,140
                                    -------          -------
  Total                             $46,159          $43,909

Division Operating Earnings*         $7,074           $6,663

Average Number of Programs
  Inpatient                             138              134
  Outpatient                             50               56
                                        ---              ---
  Total                                 188              190

Contract Therapy
----------------
Revenues                            $30,926          $23,415

Division Operating Earnings*        $ 1,739          $ 1,560

Average Number of Locations             431              337

Staffing
--------
Revenues
  Supplemental                      $35,436          $46,048
  Travel                             26,680           24,857
                                    -------          -------
  Total**                           $62,116          $70,905

Gross Profit Margin
  Supplemental                         20.3%            22.5%
  Travel                               19.8%            21.3%
  Total                                20.1%            22.1%


Division Operating Earnings*        $(1,986)         $(1,671)

Weeks Worked
  Supplemental                       25,134           35,403
  Travel                             13,607           12,989
                                     ------           ------
  Total                              38,741           48,392

Average Number of
  Supplemental Branches                  82              112

 *Division Operating Earnings are earnings before interest and income taxes

**Includes intercompany sales of $0.4 million that staffing has sold to hospital rehabilitation services and contract therapy at market rates

WE INVITE YOU TO VISIT OUR WEB SITE AFTER NOON TODAY TO VIEW KEY STATISTICS IN GREATER DETAIL @ www.rehabcare.com.


                                    - END -

                                                                    Exhibit 99.2

                        REHABCARE CONFERENCE CALL SCRIPT
                                   May 6, 2003


INTRODUCTION BY CONFERENCE OPERATOR
INTRODUCTION OF MANAGEMENT BY MORGEN-WALKE

This conference call contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the effect and timing of additional corrective actions that may be taken in supplemental staffing, fluctuations in occupancy of and use of staffing agencies by the Company's hospital and long-term care clients, changes in and compliance with governmental reimbursement rates, regulations or policies, the inability to attract new client relationships or to retain existing client relationships, the inability, or additional costs, to attract operational and professional employees, the adequacy and effectiveness of operating and administrative systems, litigation risks, including an inability to predict the ultimate costs and liabilities or the disruption of RehabCare Group's operations, competitive effects on pricing and margins and general economic conditions.


INTRODUCTION  AND  WELCOME  BY ALAN  HENDERSON

Good morning and thank you for joining us today. I'm Alan Henderson, Chief Executive Officer. With me from management today are: Greg Bellomy, President of our Staffing Division; Tom Davis, President of our Hospital Rehabilitation Services Division; Pat Henry, President of our Contract Therapy Division; Vince Germanese, Chief Financial Officer; Hickley Waguespack, Executive Vice President for Customer Service; Jim Douthitt, Chief Accounting Officer; and Betty Cammarata, Director of Investor Relations.

We will all be available during the question and answer period following my formal remarks.

The first quarter of 2003 proved to be a challenging one for RehabCare Group as healthcare providers continued to make progress in reducing their use of healthcare staffing agencies, adversely impacting our staffing revenues. As announced in early January, we completed the consolidation of 27 staffing locations, resulting in 77 branches in operation at the end of the quarter.
Overall, despite the adverse effect of increases in labor and labor related expenses throughout the Company, with the exception of the costs associated with the branch consolidations, we believe the Company performed reasonably well as compared to last year. There were a number of factors that impacted each of our businesses during the quarter and I will review these in detail in my discussion of each segment's results.

Let me start with Hospital Rehabilitation Services, which was formed in the fourth quarter of 2002 by combining our inpatient and outpatient divisions. We are seeing lots of evidence that this combination is being embraced in the marketplace. We continue cross-training our team in the various offerings, separate and combined, and look forward to increasing the momentum of combined opportunities in the coming quarters.

The inpatient segment experienced strong performance for the 2003 first quarter driven by higher revenue per location. The net closure of two units during the quarter were skilled nursing units attached to hospitals where we continue our client relationship with either an acute rehab unit or a combined acute rehab unit/outpatient program. Our total number of units at the end of the quarter was
135. Our backlog stood at 8 ARUs, of which 3 still require certificates of need to open.

An exciting development is the opportunity we have to expand the number of beds we manage at a number of our host hospitals. We have identified opportunities with 14 of our clients for additional beds, which we believe will be placed in service by the end of the year. This would be very good business, as the investment associated with these new beds will be modest compared to that of start-up operations.

In the outpatient segment, there was no change in the number of programs during the quarter. This segment's results were significantly impacted by weather related visit cancellations in January and February and, to a lesser extent, the initial stage of the combination with inpatient. I am pleased to note that visits per day in March increased significantly over February, validating the negative impact of inclement weather earlier in the quarter.

Our contract therapy division continues to have success in new location openings. This division added 27 net facilities during the quarter, ending with 439 facilities under contract, compared to 351 at the end of the 2002 first quarter. Our backlog remains strong at 35. Unfortunately, to date, our therapist recruiting efforts have not kept pace with our signings, forcing us to use contract labor in many cases to get these new contracts opened. We are currently adding more recruiters to address this situation.

A word about the status of regulatory changes such as the 75/25 rule and the Part B therapy caps. We are working within the process established by CMS to insure that the 75/25 rule is appropriately interpreted and implemented by intermediaries serving our host hospitals. With regard to the therapy caps, we continue to anticipate a July 1 implementation and to work with industry groups toward a better solution for this regulation.

Our temporary healthcare staffing business and, more specifically, our supplemental staffing operation continues to be negatively impacted by improvement in hospitals' hiring practices, as facilitated by the softness in the economy. Client vacancy rates have dropped, driving down the demand for agency utilization. In the long term, we continue to believe that the demand for nurses will outpace the growth in supply. Although our increase in bill rates has kept pace with increases in pay rates, division operating earnings have been negatively impacted by our inability to pass through higher insurance and other benefit costs. Finally, the impact of the branch consolidations, which we announced in early January, is reflected in this quarter's results.

In travel staffing, our revenues increased by 7.3 percent over the year ago quarter driven by an increase in weeks worked of 4.8 percent. Sequentially, we experienced a slight 1.0 percent decline in revenues and a 2.2 percent decline in weeks worked, in line with the results posted by another publicly-traded travel staffing company that reported this past week.

Our accounts receivable days sales outstanding for the quarter-end were 57.6 unchanged sequentially and up 1 day year-over-year. At the end of the quarter, our balance sheet remains debt free, we have cash and short-term investments in excess of $13 million, and our operating cash flow for the quarter was $4.4 million, which exceeded net earnings.

We are currently evaluating our operations delivery models and all of our selling, general and administrative spending levels to better match them to the current business environment, which demands competitive pricing and aggressive selling of our services. These steps, combined with stabilization in the staffing segment and continued progress in growing our program management business, should enhance our prospects for achieving the earnings guidance provided previously for 2003. However, given the performance of the first quarter, this will clearly be more challenging than we had originally anticipated.

Finally, regarding the level of detail contained in our public disclosures, effective this quarter we have shifted the focus to a higher level that now only includes the number of locations by division and each division's revenues and operating earnings, with the exception of staffing, where we are also providing volumes and gross profit margins. We believe this level is consistent with that of our publicly traded peers, yet still appropriate for a fair understanding of our business.

With that I would like to have our operator open the call for questions.

To be read after the Q&A

As a reminder, this conference call is being webcast live on our web site, www.rehabcare.com and will be available for replay beginning at 1:30 Eastern time today. For your reference, we continue to provide the statistics section on our web site offering quarterly historical statistics for each of our operating divisions for the last five years. We invite you to view this information and hope it will be useful to you.

Finally, I would like to thank everyone at RehabCare,  whose continued hard work
and  dedication  are  critical  to  our  success.   Thank  you  again  for  your
participation in this call. See you next quarter.